UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2009

QuadraMed Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32283	52-1992861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12110 Sunset Hills Road, Suite 600, Reston, VA 20190

(Address of principal executive office and zip code)

(703) 709-2300

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 10, 2009, QuadraMed Corporation (the “Company”) announced that Julian A.L. Allen had resigned from the Board of Directors (the “Board”) effective as of August 10, 2009. The Company announced the resignation in a press release dated August 10, 2009 (the “Press Release”) which also announced a realignment of the Board as set forth below in Item 8.01.

A copy of the Press Release is furnished as Exhibit 99.1 and is incorporated herein by reference in response to this Item 5.02.

ITEM 8.01	OTHER EVENTS.

Appointment of Mr. Peebles as Chairman of the Board of Directors

As previously reported in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 29, 2009 and August 12, 2009, contemporaneously with the filing of the Company’s Quarterly Report on Form 10-Q with the SEC on August 6, 2009, James E. Peebles’ service as Interim Chief Executive Officer of the Company ended, and Duncan W. James succeeded him as Chief Executive Officer of the Company, effective August 7, 2009.

In connection therewith, the Board, based upon the recommendation of the Board’s Nominating and Governance Committee, approved a determination that Mr. Peebles was again independent as defined by the Sarbanes-Oxley Act of 2002 and NASDAQ Stock Market independence standards, effective August 7, 2009, and appointed Mr. Peebles as Chairman of the Board and Lead Independent Director, succeeding Robert L. Pevenstein, effective August 10, 2009. The Company announced the appointment of Mr. Peebles as Chairman in its Press Release.

Committee Appointments

In connection with the departure of Mr. Allen from the Board, and based upon the recommendation of the Nominating and Governance Committee, the Board approved the following changes to the standing committees of the Board: (i) Lawrence P. English replaced Mr. Allen on the Audit Committee; (ii) Mr. Peebles replaced Mr. Allen on the Compensation Committee; (iii) William K. Jurika replaced Mr. English on the Compensation Committee; and (iv) Mr. English replaced Robert W. Miller on the Nominating and Governance Committee, with Mr. English also being appointed chairman of that Committee. Mr. Pevenstein remains chairman of the Audit Committee and a member of the Nominating and Governance Committee.

The following table describes the current members of the Board’s committees following such appointments:

Name	Audit	Compensation	Nominating and Governance

James E. Peebles		X

Lawrence P. English	X		X*

Duncan W. James

William K. Jurika		X

Robert W. Miller	X	X*

Robert L. Pevenstein	X*		X

*	Committee Chairman

Stock Option Grant to Mr. Peebles

On August 14, 2009, the Board, based on the recommendation of the Compensation Committee, with Mr. Peebles abstaining from both the Board and Compensation Committee actions, approved a grant to Mr. Peebles of non-qualified stock options to purchase 2,400 shares of the Company’s common stock, under the Company’s 2009 Stock Compensation Plan (the “2009 Plan”) in connection with the services provided by Mr. Peebles to the Company. At the time of the Company’s Annual Meeting of Stockholders on June 4, 2009, Mr. Peebles was serving as interim Chief Executive Officer and was therefore ineligible to receive the annual meeting grant of 2,400 options under the Non-Employee Director Option Grant Program of the 2009 Plan.

The option grant includes the following material provisions:

•

Grant date of August 14, 2009 (the “Grant Date”); exercisable for a period of ten years at an exercise price equal to $6.34 per share (the closing price of the Company’s common stock on the NASDAQ Stock Market on the Grant Date);

•	Vesting: Options to purchase 200 shares vest monthly in twelve successive equal monthly installments following the Grant Date over Mr. Peebles’ continuous period of Board service;

•	Vesting accelerates upon Mr. Peebles’ death or Disability (as defined in the 2009 Plan) or a Change in Control (as defined in the 2009 Plan); and

•

Mr. Peebles (or his estate) will have two years in which to exercise vested stock options following the cessation of his Board service, except that in no event may the stock options be exercised after the ten year expiration.

A copy of the Press Release is furnished as Exhibit 99.1 and is incorporated herein by reference in response to this Item 8.01.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit 99.1	QuadraMed Corporation Press Release, dated August 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 14, 2009

QuadraMed Corporation

/s/ David L. Piazza
David L. Piazza,
Executive Vice President, Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	QuadraMed Corporation Press Release, dated August 10, 2009.